UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2005

eCOST.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50887	33-0843777
(State or other jurisdiction of incorporation or organization)	Commission File Number:	(IRS Employer Identification No.)

2555 West 190th Street, Suite 106, Torrance, California 90504

(Address of principal executive offices)

(310) 225-4044

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On November 10, 2005, eCOST.com, Inc. (the “Registrant”), issued a joint press release with PFSweb, Inc. (“PFSweb”), announcing that they had entered into a non-binding Letter of Intent for the merger of the Registrant and PFSweb. Under the terms of the proposed merger, PFSweb will issue to the Registrant’s shareholders one PFSweb common share for each outstanding share of the Registrant in a tax-free, share-for-share transaction. If the merger is consummated, the Registrant will become a wholly owned subsidiary of PFSweb. The transaction is subject to, among other things, due diligence, the execution of a definitive agreement, the approval of the parties’ respective boards of directors and shareholders and other customary conditions. Either party may discontinue negotiations of the merger at any time prior to the execution of the definitive merger agreement. Each party will bear its own expenses associated with the merger, including attorneys’ fees and fees of financial advisors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. For a discussion of certain of the risks associated with the proposed merger with PFSweb, see “Managements’ Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors—Risks Related to Proposed Merger with PFSweb” in our 10-Q for the fiscal quarter ended September 30, 2005, which was filed with the Securities and Exchange Commission on November 14, 2005.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release dated November 10, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

Date: November 14, 2005

eCOST.COM, INC.

By:	/s/ Adam W. Shaffer
Adam W. Shaffer Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 10, 2005.

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